CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Northern Lights Fund Trust and to the use of our report dated March 18, 2005 on the financial statements and financial highlights of Jacobs & Company Mutual Fund.   Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                                                                                            TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

May 31, 2005